SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

OCTOBER 23, 2003

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-4111

Item 12.	Results of Operations and Financial Condition

TECO Energy is furnishing unaudited financial statements and other unaudited financial data for the three-month, nine-month and 12-month periods ended September 30, 2003 and 2002 included as Exhibit 99.1 and incorporated herein by reference. This information was posted on the company’s website at the time it issued its earnings press release on October 23, 2003, and was referred to therein.

In addition, the 2003 EPS Comparison information set forth below reflects earnings per share from continuing operations for the nine-month period ended September 30, 2003, based upon the company’s current segment reporting for financial purposes and as though TECO Power Services’ merchant operations is shown as a separate segment for financial reporting purposes. The company believes this presentation shows the impact of merchant operations on the company’s results. TECO Energy expects to adopt this method of segment reporting in the near future. This disclosure was part of a financial presentation made by TECO Energy on October 28, 2003.

The information below refers to non-GAAP earnings per share from continuing operations that excludes the impact of certain charges and restructuring costs recorded in the nine-month period ended September 30, 2003. This non-GAAP information is discussed in detail and the reasons for its use is described in the press release dated October 23, 2003 included in the company’s Current Report on Form 8-K dated October 23, 2003.

2003 EPS Comparison

	Current	New
Regulated	$.87	$.87
Unregulated	.06 *	.59
Parent / other	(.33)	(.33)

Subtotal	$.60	$1.13
TPS - merchant	—	(.53 )*

Before charges (non-GAAP)	.60	0.60
Charges	(1.43)	(1.43)

After charges	$(.83)	$(.83)

*	TPS allocated interest YTD $46.8 M after tax, EPS $.26

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2003	TECO ENERGY, INC.
Registrant

	By:	/s/ G. L. GILLETTE

G. L. GILLETTE Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

99.1	Unaudited financial statements and other unaudited financial data of TECO Energy, Inc. for the three-month, nine-month and 12-month periods ended September 30, 2003 and 2002 (furnished pursuant to Item 12).

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